UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 9, 2011
Date of Report (Date of earliest event reported)

MAX CASH MEDIA, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-148722	02-0811868
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 Brompton Road, Apt. 1X, Great Neck, NY  11021
(Address of principal executive offices)     (Zip Code)

(646) 303-6840
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This report contains “forward-looking statements.”  All statements other than statements of historical facts included in this report, including without limitation, statements regarding our financial position, estimated working capital, business strategy, the plans and objectives of our management for future operations and those statements preceded by, followed by or that otherwise include the words “believe,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “target,” “goal,” “plans,” “objective,” “should,” or similar expressions or variations on such expressions are forward-looking statements. We can give no assurances that the assumptions upon which the forward-looking statements are based will prove to be correct. Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements.  There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from the forward-looking statements, including, but not limited to: our ability to raise additional capital on acceptable terms; our ability to timely close on the proposed reverse merger with Prism Corporation; future economic conditions; political stability; and oil and gas prices.

Except as otherwise required by the federal securities laws, we disclaim any obligations or undertaking to publicly release any updates or revisions to any forward-looking statement contained in this Report to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Item 1.01	Entry into a Material Definitive Agreement.

We (i) are currently negotiating a reverse triangular merger (the “Merger”) with Prism Corporation, an Oklahoma corporation (“Prism”), a privately held company active in the oil, gas and energy business in several states of the southern and western United States, and (ii) may conduct a private placement offering (the “PPO”) for up to 2,500,000 shares of our common stock, par value $0.0001 (the “Common Stock”), to close simultaneously with the closing of the Merger.  At this stage, no definitive terms for the Merger or PPO have been agreed to between us and Prism, and neither party is currently bound to proceed with either transaction, and there can be no assurance that any such transaction will be definitively agreed to or that we will be able to raise funding for the PPO on acceptable terms or at all, or that all conditions to closing contained in any definitive agreements will be satisfied.

On August 9, 2011, we had a first closing of a private placement (the “Bridge Offering”) of $1,000,000 principal amount of our 8% Secured Convertible Promissory Notes (the “Notes”).  We may sell up to an additional $1,000,000 principal amount of Notes in the Bridge Offering (although there can be no assurance that this will occur).  The Notes will mature three months from the date of issuance.  Accrued interest will be payable at maturity or upon earlier conversion as described below.

All of the outstanding principal amount of, and accrued but unpaid interest on, the Notes will automatically be converted into shares of our Common Stock simultaneously with the closing of the Merger (if it occurs) at a price of $1.00 per share (subject to adjustment in certain circumstances).  Conversion of the Notes by any holder is subject to a customary 4.99% “blocker.”

The net proceeds of the sale of the Notes in this closing was (and the net proceeds of any future sale of the Notes will be) utilized by us to make a loan (the “Bridge Loan”) to Prism under an 8% Secured Bridge Loan Promissory Note, under which all accrued interest is payable at maturity, and which will mature on the earlier to occur of (a) three months from the date of issuance or (b) the closing of any subsequent financing by Prism that results in gross proceeds to Prism of an amount equal to or greater than the aggregate amount loaned to Prism under the Bridge Loan; provided that upon the consummation of the Merger (if it occurs) prior to such maturity, all indebtedness of Prism to us (including accrued interest) represented by the Bridge Loan would be deemed canceled and paid in full.

The Notes are secured by: (i) a first priority security interest in all of our assets relating to the Bridge Loan, now owned or hereafter acquired by the Company; (ii) a first priority security interest in all of the tangible and intangible assets of Prism now owned or hereafter acquired by Prism; and (iii) a pledge by certain shareholders of Prism of 100% of the outstanding capital stock of Prism.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 above relating to the Bridge Offering and the Bridge Notes is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 above relating to the Bridge Offering and the Notes is incorporated herein by reference.  The sale of the Bridge Notes was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof and Regulation D and/or Regulation S promulgated thereunder, as transactions by an issuer not involving a public offering.  The purchasers of the securities represented their intention to acquire the Notes for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the certificates issued in such transactions.  All purchasers of the Notes represented and warranted, among other things, that they were accredited investors within the meaning of Regulation D and/or non-U.S. persons within the meaning of Regulation S, that they had the knowledge and experience in financial and business matters necessary to evaluate the merits and risks of an investment in the Notes and had the ability to bear the economic risks of the investment, and that they had adequate access to information about us.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Max Cash Media, Inc.

Date: August 11, 2011	By:	/s/ Noah Levinson
Noah Levinson
Chief Executive Officer